Exhibit 10.9

EG&G TECHNICAL SERVICES

RETIREMENT PLAN

Restated as of January 1, 2007

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

ARTICLE II PARTICIPATION

ARTICLE III SERVICE

ARTICLE IV ELIGIBILITY FOR AND AMOUNT OF PENSION

ARTICLE V PAYMENT OF RETIREMENT INCOME

ARTICLE VI CONTRIBUTIONS

ARTICLE VII ADMINISTRATION OF PLAN

ARTICLE VIII MANAGEMENT OF FUNDS

ARTICLE IX TOP-HEAVY PROVISIONS

ARTICLE X RETIREE HEALTH PLAN ACCOUNT

ARTICLE XI AMENDMENT, MERGER AND TERMINATION

ARTICLE XII MISCELLANEOUS PROVISIONS

APPENDIX A

EG&G TECHNICAL SERVICES, INC.

EMPLOYEES RETIREMENT PLAN

INTRODUCTION

Effective as of August 20, 1999, EG&G Technical Services, Inc. adopts the EG&G Technical Services, Inc. Employees Retirement Plan as a program for providing retirement income and other benefits for the benefit of certain of its employees and their beneficiaries.

It is intended that this Plan and the trust used to provide benefits hereunder shall at all times be qualified and tax-exempt within the meaning of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as now in effect or hereafter amended, and any other applicable provisions of law.

The Plan is a successor to the EG&G, Inc. Employees Retirement Plan, as it related to employees and former employees of the Technical Services Division of EG&G, Inc. (the “Prior Plan”).

Except as specified herein, the provisions of the Plan as contained herein shall apply only to those persons who are in the service of the Employer (as defined herein) on or after August 20, 1999 or who were participants in the Prior Plan immediately prior thereto.

This Plan is amended and restated as of January 1, 2007.

EG&G TECHNICAL SERVICES, INC.

EMPLOYEES RETIREMENT PLAN

ARTICLE I
DEFINITIONS

1.1	“Accrued Benefit” means, as of any date of determination, the normal Retirement Income computed under Section 4.1.

1.2	“Annuity Starting Date” means the first day of the month for which Retirement Income benefits are paid as an annuity or in any other form.

1.3
“Average Earnings” means with respect to periods of Credited Service the average annual Earnings of a Participant during the five consecutive years of his Credited Service in the last 10 years of his Credited Service immediately preceding or ending with his Separation from Service affording the highest such average, or during the actual period of his Credited Service if less than five consecutive years; provided, however, Credited Service after December 31, 2003 shall not be taken into account for this purpose. A Participant’s Earnings shall be annualized for any Computation Period in which he receives credit for some portion, but less than a full year, of Credited Service.”

1.4	“Beneficiary” means the person or persons named by a Participant by written designation filed with the Plan Administrator to receive payments after the Participant’s death.

1.5	“Board of Directors” means the board of directors of the Company.

1.6
“Break in Service” means a Computation Period in which a Participant completes no more than 500 Hours of Service. Hours of Service shall be recognized for a “permitted leave of absence” or a “maternity or paternity leave of absence” solely for purposes of determining whether an Employee has incurred a Break in Service.

A “permitted leave of absence” means an unpaid, temporary cessation from active employment with the Employer pursuant to a nondiscriminatory policy established by the Plan Administrator.

A “maternity or paternity leave of absence” means an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. The Hours of Service credited for a “maternity or paternity leave of absence” shall be those that would normally have been credited but for such absence, or, in any case in which the Plan Administrator is unable to determine such hours normally credited, eight Hours of Service per day. For this purpose, Hours of Service shall be credited for the 12-month period in which the absence from work begins if such credit is necessary to prevent the Employee from incurring a Break in Service, or in the immediately following 12-month period.

1.7	“Code” means the Internal Revenue Code of 1986, as now in effect or hereafter amended.

1.8	“Company” means EG&G Technical Services, Inc. and any successor thereto.

1.9
“Computation Period”, except as provided below, means the calendar year. The “Computation Period” for determining eligibility under Section 2.1(b) means the 12-month period beginning on an Employee’s Employment Commencement Date or Reemployment Commencement Date, if applicable, and anniversaries thereof.

1.10
“Covered Contract” means a contract that the Employer enters directly into with, or a subcontract by which the Employer enters indirectly into a contract with, the federal government or an agency or instrumentality thereof, the latter through another entity that has entered directly into such contract.

1.11	“Covered Contract Employee” means an Employee whose service with the Employer, at the relevant time, is primarily devoted to work under a Covered Contract and who works at a location listed below.

Effective Date	Location	Bargaining Representative or Employer Unit
	Huntsville, Alabama	International Brotherhood of Electrical Workers Local No. 558
	San Antonio, Texas	MSSA (KDC)
	Bloomington, Indiana	Crane, Indiana
09/01/2001	Wallops Island, Virginia	Wallops Island
09/18/2000	Johnston Atoll	Johnston Island
09/01/2000	Warner Robins, Georgia	Warner Robins
08/13/2000	Barstow, California	Barstow
02/01/2000	San Antonio, Texas	Randolph Air Force Base
08/20/1999	Huntsville, Alabama	Bricklayers & Allied Craftworkers Local 15

1.12	“Credited Service” means service recognized for purposes of computing the amount of any benefit, determined as provided in Section 3.2.

1.13
“Disability” means a Participant’s physical or mental condition, as determined by the Social Security Administration, that renders him eligible to receive disability benefits under Title II of the Social Security Act, as amended from time to time. The Plan Administrator will apply the provisions of this Section 1.13 in a nondiscriminatory, consistent and uniform manner.

1.14
“Earnings” means a Participant’s regular base salary or wages from the Employer, including salary deferrals under any salary reduction agreement under Section 125, 402(g)(3) or 457 or, effective January 1, 2001, Section 132(f)(4) of the Code, commissions and severance pay, but excluding any bonuses, overtime payments, incentive pay, reimbursements or other expense allowances or other adjustments, fringe benefits and any other type of special or nonrecurring pay.

Effective January 1, 2002, the annual Earnings of each Participant taken into account for all Plan purposes shall not exceed $200,000, as adjusted by the Secretary of the Treasury for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Earnings are determined (the “determination period”) beginning in such calendar year. If a determination period consists of fewer than 12 months, the limit referred to above will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.

For purposes of determining a Participant’s benefit accruals in a Plan Year beginning after December 31, 2001, Earnings for a determination period beginning prior to January 1, 2002 shall not exceed $200,000.

1.15	“Effective Date” means August 20, 1999.

1.16
“Eligible Employee” means any Employee of the Employer, excluding any person who is (a) a Covered Contract Employee or (b) included in a unit of employees covered by an agreement recognized for purposes of collective bargaining with the Employer, provided retirement benefits have been the subject of good faith bargaining and such bargaining does not provide for coverage under this Plan.

1.17
“Employee” means any person employed by the Employer, other than an independent contractor, who receives stated remuneration other than a pension, severance pay, retainer or fee under contract. Employees shall also include leased employees within the meaning of Code Section 414(n)(2) unless such leased employees are covered by a money purchase pension plan requiring a 10 percent contribution and such leased employees do not constitute more than 20 percent of the recipient’s nonhighly compensated workforce, as defined in Section 414(n)(5)(C)(ii) of the Code. Notwithstanding any other provision of this Plan, the term “Employee” shall not include any employee, independent contractor, leased employee or other individual unless such individual is contemporaneously treated by an Employer as an employee for purposes of this Plan (without regard to any subsequent recharacterization or inconsistent determination made by any person or entity or by any court, agency or other authority with respect to such individual).

1.18
“Employer” means the Company and any subsidiary or affiliated organization of the Company that, with the approval of the Board of Directors and subject to such considerations as the Board of Directors may impose, adopts this Plan.

Employer shall also mean JT3, LLC for purposes of determining a Participant’s Earnings under Section 1.14, Credited Service under Section 3.2, Service and Vesting Service under Section 3.1 and in determining whether a Participant has incurred a Separation from Service under Section 1.34.

In determining a Participant’s Hours of Service for purposes of eligibility for participation and entitlement to benefits under Section 1.22, in determining whether an election to change the Limitation Year has been made in accordance with Section 1.23, in determining whether an Employee has incurred a Separation from Service under Section 1.34, in determining the limitations on annual benefits under Section 4.6 and the limitation in case of dual plans under Section 4.7 and in determining whether the Plan is Top-Heavy under Article IX, the term “Employer” shall include any other corporation or business entity that must be aggregated with the Employer under Section 414(b), (c), (m) or (o) of the Code, but only for such periods of time when the Employer and such other corporation or business entity must be aggregated as aforesaid. For purposes of Sections 4.6 and 4.7, such definition of “Employer” shall be modified by Section 415(h) of the Code.

1.19	“Employment Commencement Date” means the date on which an Employee first performs an Hour of Service.

1.20
“Equivalent Actuarial Value” means equivalent value computed on the basis of interest at 7% per annum and the 1971 Group Annuity Mortality Table with no loading and projected by Scale E, with a one-year age setback for the Participant and a five-year age setback for any Beneficiary. Actuarial equivalence for purposes of Section 4.6 shall be computed on the basis of interest at 5% per annum and the 1983 Group Annuity Mortality Table (Unisex). Actuarial equivalence for purposes of Section 5.1(c) and Option 4 and Option 5 of Section 5.2 shall be computed on the basis of (a) the annual rate of interest on 30-year Treasury securities for the second calendar month preceding the first day of the Plan Year that contains the Annuity Starting Date and (b) the mortality table prescribed by the Secretary of the Treasury that is based on the prevailing commissioners’ standard table, described in Section 807(d)(5)(A) of the Code, that is used to determine reserves for group annuity contracts issued on the date as of which present value is being determined, without regard to any other subparagraph of Section 807(d)(5), as published in Revenue Ruling 95-6 or any governmental ruling or publication superseding that Ruling. Effective for distributions with Annuity Starting Dates (as defined in Section 417(f)(2) of the Code) on or after December 31, 2002, the Mortality Table used to determine actuarial equivalence for purposes of Section 4.6, Section 5.1(c) and Option 4 and Option 5 under Section 5.2 shall mean the Mortality Table set forth in Rev. Rul. 2001-62.

1.21	“ERISA” means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

1.22
With respect to any applicable Computation Period in determining Vesting Service in accordance with Section 3.1 and in determining Credited Service in accordance with Section 3.2(b), “Hour of Service” means as follows:

(a)	each hour for which the Employee is paid or entitled to payment for the performance of duties for the Employer,

(b)
each hour for which an Employee is paid or entitled to payment by the Employer on account of a period during which no duties are performed, whether or not the employment relationship has terminated, but not more than 501 hours for any single continuous period, and

(c)	each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer, excluding any hour credited under (a) or (b).

(d)
For purposes of determining Vesting Service in accordance with Section 3.1, Hours of Service shall be determined by crediting an Employee with 190 Hours of Service for each month in which at least one Hour of Service was credited under subparagraphs (a), (b) or (c) above. Hours of Service under this Section 1.22(d) shall be credited in accordance with the equivalence rules of Section 2530.200b-3 of the Department of Labor regulations.

For purposes of this Section 1.22, performance of duties (i) for EG&G, Inc. prior to the Effective Date or (ii) for EG&G Mound Technologies, Inc. in accordance with Appendix K to the Prior Plan, shall constitute performance of duties for the Employer.

No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of reimbursement for medical or medically related expenses incurred by the Employee for the purpose of complying with unemployment compensation, worker’s compensation or disability insurance laws. The Hours of Service credited shall be determined by Section 2530.200b-2(b) and (c) of the Department of Labor regulations.

1.23	“Limitation Year” means the calendar year, unless otherwise selected by the Employer in a manner consistent with that described in Section 1.415-2(b)(2) of the Treasury Regulations.

1.24	“Normal Retirement Age” means the age determined in accordance with the following table:

Year of Birth	Age
1937 and earlier	65
1938—1942	65 plus 2 months per year
1943—1954	66
1955—1959	66 plus 2 months per year
1960 and later	67

1.25	“Normal Retirement Date” means the first day of the month next following the month in which the Participant attains his Normal Retirement Age.

1.26	“Participant” means any Eligible Employee participating in the Plan, as provided in Article II, or any former Employee whose participation has not ceased pursuant to Section 2.2.

1.27	“Plan” means the EG&G Technical Services, Inc. Employees Retirement Plan, as set forth herein and as amended from time to time.

1.28
“Plan Administrator” means the person, persons or committee designated by the Board of Directors to administer the Plan in accordance with Article VII. In the absence of any such designation, the Company shall be the Plan Administrator.

1.29
“Plan Year” means (a) the period commencing on the Effective Date and ending on the next following December 31 and (b) the 12-month period commencing on each January 1 thereafter and ending on the next following December 31.

1.30	“Prior Plan” means the EG&G, Inc. Employees Retirement Plan.

1.31
“Qualified Joint and Survivor Annuity” means Retirement Income described in Section 5.1(b).“Reemployment Commencement Date” means the first date following an Employee’s Break in Service on which the Employee again performs an Hour of Service.

1.32	“Retirement Income” means monthly payments under the Plan as provided in Article V.

1.33	“Separation from Service” means an Employee’s death, resignation or discharge from Service with the Employer.

1.34
“Service” means service with an Employer or predecessor employer recognized for purposes of determining eligibility for participation in the Plan and entitlement to certain benefits under the Plan, determined as provided in Sections 1.43 and 3.1. Notwithstanding any other provision of this Plan to the contrary, Service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

1.35
“Social Security Retirement Age” means the age used as the retirement age under Section 216(l) of the Social Security Act, applied without regard to the age increase factor and as if the early retirement age under Section 216(l)(2) of such Act were 62.

1.36
“Social Security Tax Base” means the average (without indexing) of the Social Security. Wage Bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Participant attains (or will attain) Normal Retirement Age. In determining a Participant’s Social Security Tax Base for a Plan Year, the Social Security Wage Base for all calendar years beginning after the first day of the Plan Year is assumed to be the same as the Social Security Wage Base in effect as of the beginning of the Plan Year. A Participant’s Social Security Tax Base for a Plan Year after the 35-year period described in this Section shall be the Participant’s Social Security Tax Base for the Plan Year during which the 35-year period ends. A Participant’s Social Security Tax Base for a Plan Year prior to the 35-year period described in this Section shall be the Social Security Wage Base in effect at the beginning of the Plan Year. A Participant’s Social Security Tax Base shall be automatically adjusted each Plan Year to reflect changes in the Social Security Wage Base.

1.37	“Social Security Wage Base” means the contribution and benefit base taken into account under Section 230 of the Social Security Act.

1.38
“Spouse” means the lawful spouse to whom the Participant was married on the date Retirement Income payments commence under the Plan, or if Retirement Income payments had not commenced, the lawful spouse to whom the Participant was married on the Participant’s date of death.

1.39	“Trust Agreement” means the agreement, as amended from time to time, entered into between the Company and the Trustee to carry out the purposes of the Plan.

1.40	“Trust Fund” means the cash or other property held by the Trustee in accordance with the provisions of the Trust Agreement and the Plan.

1.41	“Trustee” means the trustee or trustees appointed by the Company and acting in accordance with Article VIII.

1.42	“Year of Service” means a Computation Period during which an individual completes at least 1,000 Hours of Service.

1.43
“Year of Vesting Service” means a Computation Period during which Service is recognized for purposes of determining entitlement to certain benefits under the Plan, determined as provided in Section 3.1.

Whenever used herein, the masculine gender includes the feminine and the plural shall include the singular unless the context clearly requires otherwise.

PARTICIPATION

1.44	Participation Requirements

(a)	Every Eligible Employee on the Effective Date who was a participant in the Prior Plan immediately prior to the Effective Date shall become a Participant in the Plan as of the Effective Date.

(b)	Every other Eligible Employee who is not already a Participant pursuant to paragraph (a) above shall become a Participant immediately after his completion of one Year of Service.

(c)	In order to become a Participant, an Eligible Employee must complete an enrollment form prescribed by the Plan Administrator.

1.45	Events Affecting Participation

(a)
An Employee’s participation in the Plan shall end when he is no longer employed by the Employer if he is not entitled to either an immediate or a deferred Retirement Income under the Plan. Participation shall continue and Service shall continue to be granted while a Participant is on authorized leave of absence or during a period while he is not an Eligible Employee but remains in the employ of the Employer, but no Credited Service shall be counted for that period, except as specifically provided in Article Ill and Section 4.8. Any Earnings of such a Participant while his status is other than that of an Eligible Employee shall be disregarded for all Plan purposes.

(b)
If an Employee transfers from an employment status with an Employer other than as an Eligible Employee and thereby becomes an Eligible Employee, he shall become a Participant immediately after the date on which he completes the requirements of Section 2.1. No Credited Service shall be counted for the period of time prior to his becoming a Participant, except as specifically provided in Article Ill and Section 4.8.

1.46	Participation upon Reemployment

If an Employee’s participation in the Plan ends and he again becomes an Eligible Employee, he shall again become a Participant as of his Reemployment Commencement Date provided he has not incurred a Break in Service.

1.47	Plan Closed to New Participants

No individual who first becomes an Eligible Employee of, is first offered employment with or who first executes an employment agreement with the Employer for a position as an Eligible Employee after June 30, 2003 shall be considered or become a Participant.

1.48	Participation Upon Reemployment or Transfer to an Eligible Unit After June 30, 2003

Notwithstanding Section 2.4, if the participation of an Eligible Employee who was a Participant in the Plan ends or has ended and he again becomes an Eligible Employee on or after July 1, 2003, he shall again become a Participant as of his Reemployment Commencement Date provided he has not incurred a Break in Service. However, if an Eligible Employee ceases or has ceased to be an Eligible Employee prior to becoming a Participant, whether as a result of termination of employment with the Employer or transfer to an ineligible unit, and he then again on or after July 1, 2003 becomes an Employee or transfers back to an eligible unit, such individual shall not be eligible to become a Participant in the Plan.

ARTICLE II
SERVICE

2.1	Service and Vesting Service

(a)
Except as otherwise provided in this Plan, all service with the Employer rendered by an Employee counts as Service. A Computation Period described in Section 1.43 counts as a full Year of Service. A Computation Period in which an Employee completes at least 1,000 Hours of Service counts as a full Year of Vesting Service. Except as provided in paragraph (b) below, no Vesting Service is counted for any Computation Period in which an Employee completes less than 1,000 Hours of Service. If an Employee who has not become 100 percent vested in accordance with Section 4.3 has a Break in Service in which the number of consecutive one-year Breaks in Service equals or exceeds five, excluding any Years of Vesting Service disregarded under this sentence by reason of any earlier Break in Service, the service rendered before the Break in Service shall be excluded from his Vesting Service.

(b)
A period during which an Employee is on a leave of absence approved by the Employer shall not be considered as a Break in Service. Under rules uniformly applicable to all Employees similarly situated, the Employer shall credit Vesting Service for any portion of that period of leave that is not counted as Vesting Service under paragraph (a) of this Section, provided that the Employee returns to Service at or before the end of such leave of absence. An Employee who fails to return to Service at or before the end of such a leave of absence will be considered to have incurred a Separation from Service as of the later of (i) the last day of Service with an Employer or (ii) the date on which the Employee’s failure to return was due to his death, Disability or retirement in accordance with Section 4.1 or 4.2.

A period during which an Employee is laid off due to a reduction in work force shall not be considered as a Break in Service. Under rules uniformly applicable to all Employees similarly situated, the Employer shall credit Vesting Service for the period of layoff that is not counted as Vesting Service under paragraph (a) of this Section, provided that the Employee returns to Service within the one-year period following the beginning of the layoff. An Employee who fails to return to Service before the end of such one-year period will be considered to have incurred a Separation from Service as of the last day of Service with an Employer.

2.2	Credited Service

(a)
A Participant who normally works the regular full-time work week for his Employer, whether or not considered a regular or temporary Employee by the Employer, shall be credited with a full year of Credited Service for each calendar year of his employment with an Employer, other than as a Covered Contract Employee. If a Participant described in the previous sentence completes less than a full year of Credited Service for the calendar year in which his Employment Commencement Date or Separation from Service occurs, he shall be credited with one-twelfth (1/12) of a year of Credited Service for each month of employment with an Employer, rounded to the nearest month. For the calendar month of a Participant’s Separation from Service, a Participant is credited with the month if his Separation from Service is on or after the 15th of the month. For the calendar month of a Participant’s Employment Commencement Date, a Participant is credited with the month if his Employment Commencement Date is on or before the 15th of the month. For the purpose of determining Credited Service under this Section 3.2(a), Service shall be measured under the elapsed time method as authorized under regulations promulgated by the Secretary of Labor.

(b)
A Participant who does not normally work the regular full-time work week for his Employer, whether or not considered a regular or temporary Employee by the Employer, shall be credited with one-twelfth (1/12) of a year of Credited Service for each 173-1/3 Hours of Service completed as an Employee during a Computation Period, other than a Covered Contract Employee, described in this paragraph (b).

(c)
A Participant shall be credited with Credited Service for any period during which he is on an approved leave of absence for medical or military reasons that is counted as Vesting Service as provided in Section 3.1(b). The Earnings for a period of absence that is counted as Credited Service shall be the Participant’s rate of Earnings in effect immediately before the period of absence.

(d)
A Participant who goes from normally working the regular full-time work week for his Employer to not normally working the regular full-time work week for his Employer and vice versa shall be credited with Credited Service for the month depending on his or her employment status of the 15th day of the month.

2.3	Restoration of Retired Participant or Other Former Employee to Service

(a)	If a Participant in receipt of a Retirement Income is restored to service as an Eligible Employee on or after his Normal Retirement Date, the following shall apply:

(i)
His Retirement Income shall be suspended for each month during the period of restoration that constitutes a “month of suspension service” and. he shall be granted Credited Service with respect to such periods of restoration as otherwise provided by Section 3.2. A month of suspension service is a month in which the Participant completes at least 40 Hours of Service with the Employer.

(ii)
If the Participant’s death occurs during the period of restoration, any Retirement Income to which he would have been entitled had he retired immediately prior to his date of death, based on the benefit formula then in effect and his Earnings and Credited Service before and after the period when he was not in the service of the Employer, reduced by an amount of Equivalent Actuarial Value to the benefits he received before the date of his restoration to service, shall be payable to his surviving Spouse or, alternatively, any payments under an optional benefit, if one has been elected and become effective, shall begin.

(iii)
Upon later retirement, payment of the Participant’s Retirement Income, based on the benefit formula then in effect and his Earnings and Credited Service before and after the period when he was not in the service of the Employer, reduced by an amount of Equivalent Actuarial Value to the benefits he received before the date of his restoration to service, shall begin no later than the third month after the month in which the Participant ceases to be employed in suspension service and shall be adjusted, if necessary, to recover Retirement Income payments erroneously made after his restoration to service, in compliance with Title 29 of the Code of Federal Regulations, Section 2530.203-3 in a consistent and nondiscriminatory manner.

(b)	If a Participant in receipt of Retirement Income is restored to service with the Employer before his Normal Retirement Date, the following shall apply:

(i)	His Retirement Income shall cease and any election of an optional benefit in effect shall be void.

(ii)	Any Vesting Service and Credited Service to which he was entitled at the time of his Separation from Service shall be restored to him as of his Reemployment Commencement Date.

(iii)
Upon later retirement or termination his Retirement Income shall be based on the benefit formula then in effect and his Earnings and Credited Service before and after the period when he was not in the service of the Employer, reduced by an amount of Equivalent Actuarial Value to the benefits he received before the date of his restoration to service.

(iv)
The part of the Participant’s Retirement Income upon later retirement payable with respect to Credited Service rendered before his previous Separation from Service shall never be less than the amount of his previous Retirement Income modified to reflect any option in effect on his later retirement.

(c)
If a Participant not in receipt of a Retirement Income or a former Participant is restored to service without having had a Break in Service, his Vesting Service and Credited Service shall be determined as provided in Sections 3.1, and 3.2, and, if applicable, he shall again become a Participant as of his Reemployment Commencement Date.

(d)
If a Participant not in receipt of a Retirement Income or a former Participant who received a single-sum settlement in lieu of his Retirement Income is restored to service with the Employer after having had a Break in Service, the following shall apply:

(i)	The Vesting Service to which he was previously entitled shall be restored to him, and, if applicable, he shall again become a Participant as of his. Reemployment Commencement Date.

(ii)	Any Credited Service to which the Participant was entitled at the time of his Separation from Service that is included in the Vesting Service so restored shall not be restored to him.

(iii)
Upon later termination or retirement of a Participant whose previous Vesting Service has been restored under this paragraph (d), his Retirement Income shall be based on the benefit formula then in effect and his Earnings and Credited Service after the period when he was not in the service of the Employer.

(e)	If any other former Participant is restored to service with the Employer after having had a Break in Service, the following shall apply:

(i)	He shall again become a Participant as of his Reemployment Commencement Date.

(ii)
The Vesting Service to which he was previously entitled shall be restored to him, except that with respect to a former Participant who had not completed five Years of Vesting Service, such Vesting Service shall be restored to him if the total number of consecutive one-year Breaks in Service does not equal or exceed five.

(iii)	Any Credited Service to which the Participant was entitled at the time of his Separation from Service that is included in the Vesting Service so restored shall be restored to him.

(iv)
If a Participant’s Credited Service has been restored under this paragraph (e), his Retirement Income, if any, shall be based on the benefit formula then in effect and his Earnings and Credited Service before and after the. period when he was not in the service of the Employer.

ELIGIBILITY FOR AND AMOUNT OF PENSION

2.4	Normal Retirement

(a)
The right of a Participant to his normal Retirement Income shall be nonforfeitable on attainment of his Normal Retirement Age. A Participant may retire from service on a normal Retirement Income beginning on his Normal Retirement Date or he may postpone his retirement and remain in service after his Normal Retirement Date.

If the Participant postpones his retirement, he shall be retired from service on a normal Retirement Income beginning on the first day of the calendar month immediately after the Employer receives his written application to retire.

If a Participant’s retirement is postponed beyond his Normal Retirement Date, then he shall be granted Credited Service, as otherwise provided in this Plan, with respect to all periods beginning on and after his Normal Retirement Date. Such a Participant’s Retirement Income shall be determined on the basis of his Credited Service and Earnings both before and after his Normal Retirement Date.

Notwithstanding the foregoing, if the Participant was not given a notice of suspension of benefits in accordance with Section 411(a)(3)(B) of the Code, the Participant’s Accrued Benefit as of the end of each Plan Year following his Normal Retirement Date shall be the greater of the amount described in the preceding sentence or the Equivalent Actuarial Value of his Accrued Benefit, determined as of the later of his Normal Retirement Date or the end of the prior Plan Year. If a Participant’s Accrued Benefit is actuarially increased under the preceding sentence, such actuarial increase shall be reduced by any actuarial increase of his Accrued Benefit under Section 5.4(b) because the Participant remains an Employee after attaining age 70½.

(b)
Effective January 1, 2004 and subject to the provisions of Section 5.1, the normal monthly Retirement Income payable upon retirement on or after Normal Retirement Date shall be equal to greater of (i) or (ii), where

(i)	Equals the sum of (A) and (B), where

(A)  Equals the benefit accrued as of December 31, 2003 and determined as one-twelfth of the sum of (1) 0.85% of the Participant’s Average Earnings determined as of December 31, 2003, multiplied by the Participant’s Credited Service as of December 31, 2003, plus (2) an additional 0.75% of the Participant’s Average Earnings, determined as of December 31, 2003, in excess of the Social Security Tax Base determined as of December 31, 2003 multiplied by the Participant’s Credited Service as of December 31, 2003 (up to a maximum of 35 years),

and

(B)  Equals for each individual one-twelfth of the sum of the following calculations for each calendar year beginning after December 31, 2003 that such individual is a Participant: (1) 0.65% of the individual’s Earnings while a Participant for such year, plus (2) an additional 0.65% of the individual’s Earnings while a Participant for such year in excess of 50% of the Social Security Wage Base for the applicable year, provided that for purposes of the calculation made pursuant to this Section 4.1(b)(i)(B)(2) no Earnings of an individual whether as a Participant or not shall be included once such individual has completed 35 years of Credited Service.

(ii)	Equals $70.83.

(c)
Notwithstanding any other provision of this Plan to the contrary, the Accrued Benefit of a Participant as determined under Section 4.1(b) shall not be less than the Accrued Benefit of such Participant on December 31, 2003 as calculated under the provisions of the Plan as in effect on December 31, 2003 prior to this Amendment.

Subject to the provisions of Section 5.1, the monthly normal Retirement Income payable upon retirement on or after Normal Retirement Date of a Participant who participated in the EG&G Mound Applied Technologies, Inc. Salaried Employees’ Pension Plan or the EG&G Mound Applied Technologies, Inc. Hourly Paid Employees’ Pension Plan (the “Mound Plans”) prior to participating in the Prior Plan prior to September 30, 1997 shall be equal to his Accrued Benefit, subject to adjustment as provided in this Section 4.1(c). Such Accrued Benefit shall first be increased by adding thereto the Participant’s monthly accrued benefits under the Mound Plans, determined in accordance with the provisions thereof in effect on September 30, 1997. Such adjusted Accrued Benefit shall then be offset by the Accrued Benefit attributable to service described in Section 1.22, based on Average Earnings as of the last date of such service. The resulting adjustments shall be indicated in Appendix A hereto.

(d)
Notwithstanding any other provisions of this Plan to the contrary, no further benefits shall accrue under the Plan for any period occurring after December 31, 2004 for any Participant who is employed at the National Radar Testing Facility and whose terms of employment are governed by a collective bargaining agreement between the International Association of Machinists Union and the Employer, except as otherwise may be required by Section 416 of the Code and other applicable laws and regulations. For Plan Years beginning on or after January 1, 2005, the benefits of any Participant described in the preceding sentence shall be calculated as set forth in Section 4.1(b)(i) of the Plan; provided, however, that the affected Participant’s Credited Service, Earnings and Social Security Wage Base under Section 4.1(b)(i)(B) shall be calculated as of December 31, 2004.

2.5	Early Retirement

(a)
A Participant who has not reached his Normal Retirement Date but who has reached (i) an age that is within 10 years of his Normal Retirement Age or (ii) his 55th birthday in the case of a Participant who was a participant in the Prior Plan as of December 31, 1988, and completed 10 Years of Vesting Service shall be retired from service on an early Retirement Income on the first day of the calendar month after the Plan Administrator receives his written application to retire.

(b)
The early Retirement Income shall be a deferred Retirement Income beginning on the Participant’s Normal Retirement Date and, subject to the provisions of Section 5.1, shall be equal to his Accrued Benefit. However, subject to the provisions of Section 4.2(a) the Participant may elect to receive an early Retirement Income beginning on the first day of any calendar month before his Normal Retirement Date. In that case, the Participant’s Retirement Income that otherwise would have commenced on his Normal Retirement Date shall be as follows:

With respect to that portion of the Participant Retirement Income accrued on or prior to December 31, 2003 as set forth in Section 4.1(b)(i)(A) of the Plan, the Participant’s Retirement Income that otherwise would have commenced on his Normal Retirement Date shall be reduced for early commencement by 1/15th for each of the first five full years, 1/30th for each of the next five years and 5% for each of the next two years by which the Annuity Starting Date precedes the Participant’s Normal Retirement Date, except that in the case of a Participant who has completed at least 30 Years of Vesting Service, the reduction applicable to the portion of the benefit determined under Section 4.1(b)(i)(A)(1) of the Plan or the amount of the benefit determined under Section 4.1(b)(ii) of the Plan shall be none for the first three full years, 8.4% for each of the next two years and 4.2% for each of the next seven years by which the Annuity Starting Date precedes the Participant’s Normal Retirement Date. Any reduction described in the preceding sentence shall be applied proportionately to each monthly interval.

(i)
With respect to that portion of the Participant’s Retirement Income accrued on or after January 1, 2004 as set forth in Section 4.1(b)(i)(B) of the Plan, the Participant’s Retirement Income that otherwise would have commenced on his Normal Retirement Date shall be reduced for early commencement by 1/15th for each of the first five full years, 1/30th for each of the next five years and 5% for each of the next two years by which the Annuity Starting Date precedes the Participant’s Normal Retirement Date. Any reduction described in the preceding sentence shall be applied proportionately to each monthly interval.

2.6	Vesting

(a)
A Participant shall have a 100 percent vested nonforfeitable right to his Accrued Benefit upon the earlier to occur of the completion of five Years of Vesting Service or the attainment of age forty-five while in the employ of the Company. If the Participant’s employment with the Employer is subsequently terminated for reasons other than retirement or death, he shall be eligible for a vested Retirement Income after the Plan Administrator receives his written application for the Retirement Income.

(b)
The vested Retirement Income shall begin on the Participant’s Normal Retirement Date and, subject to the provisions of Section 5.1, shall be equal to his Accrued Benefit as of his date of Separation from Service. However, a Participant who has completed 10 Years of Vesting Service may elect to have his vested Retirement Income begin on the first day of any calendar month after his attainment of the age described in Section 4.2(a) and before his Normal Retirement Date. In that event, the Participant’s Retirement Income that otherwise would have commenced on his Normal Retirement Date shall be reduced for early commencement in accordance with the provisions of Section 4.2(b).

2.7	Disability Retirement

(a)
A Participant who has not reached his Normal Retirement Date but who has completed at least 10 Years of Vesting Service and incurred a Disability shall be eligible to receive a Disability Retirement Income commencing on his Normal Retirement Date or on the first day of any month on or after his eligibility for early retirement pursuant to Section 4.2(a).

(b)
The Disability Retirement Income of a Participant commencing on his Normal Retirement Date shall be his normal Retirement Income determined in accordance with Section 4.1, except that (i) the Participant’s Average Earnings shall be determined by assuming that his Earnings continued during the period of his Disability at the same rate as in effect on the date of his Separation from Service, (ii) Credited Service shall continue to be granted during the period of his Disability in accordance with the Participant’s normal work schedule and (iii) the Participant’s long-term disability payments under an Employer-sponsored plan will be reduced by the amount of his normal Retirement Income payable under this Plan.

(c)
The Disability Retirement Income of a Participant commencing on or after his eligibility for early retirement shall be his early Retirement Income determined in accordance with Section 4.2(b), except that (i) the Participant’s Average Earnings shall be determined by assuming that his Earnings continued during the period of his Disability at the same rate as in effect on the date of his Separation from Service, (ii) Credited Service shall continue to be granted during the period of his Disability in accordance with the Participant’s normal work schedule and (iii) the Participant’s long-term disability payments under an Employer-sponsored plan will be reduced by the amount of his early Retirement Income payable under this Plan.

2.8	Qualified Pre-Retirement Spouse’s Retirement Income

(a)
A Qualified Pre-Retirement Spouse’s Retirement Income is payable to the surviving Spouse of a Participant who at the time of his death had a nonforfeitable vested right to his Accrued Benefit. Such surviving Spouse shall receive a Qualified Pre-Retirement Spouse’s Retirement Income, which is of Equivalent Actuarial Value to the form of benefit described in Section 5.1(a) that would begin on the Participant’s Normal Retirement Date, calculated in accordance with (i) or (ii) as follows, whichever is applicable:

(i)
If the Participant’s date of death occurred prior to the earliest date on which he could have elected to receive Retirement Income pursuant to Section 4.2, 4.3 or 4.4 (“earliest retirement age”), such Qualified Pre-Retirement Spouse’s Retirement Income shall be calculated as if the Participant had terminated employment on his date of death or on his date of termination of employment, if earlier, had survived to his earliest retirement age, had elected to retire at that time and have payments commence immediately in the form of a Qualified Joint and Survivor Annuity of Equivalent Actuarial Value to the Retirement Income that otherwise would be payable pursuant to Section 5.1(a) and had died on the day after his earliest retirement age. Benefits may commence as early as the date on which the Participant would have attained his earliest retirement age, subject to the provisions of Section 5.3. Benefits commencing after the date on which the Participant would have attained his earliest retirement age shall be of Equivalent Actuarial Value to the benefit the surviving Spouse would have been entitled to if payments had commenced immediately in accordance with this paragraph (a)(i).

(ii)
If the Participant’s date of death occurred on or after his earliest retirement age, such Qualified Pre-Retirement Spouse’s Retirement Income shall be calculated as if the Participant had retired on the day before his death or on his date of termination of employment, if earlier, with payments commencing immediately in the form of a Qualified Joint and Survivor Annuity of Equivalent Actuarial Value to the Retirement Income that otherwise would be payable pursuant to Section 5.1(a) and had died on the day after his retirement. The surviving Spouse may elect to commence payment under such annuity within a reasonable period after the Participant’s death. Benefits that commence later than those that would have been paid to the surviving Spouse under a Qualified Joint and Survivor Annuity shall be actuarially adjusted to reflect the delayed payment.

(b)
The Qualified Pre-Retirement Spouse’s Retirement Income shall be paid in monthly installments to, and during the life of, the Participant’s surviving Spouse. The earliest period for which the surviving Spouse may receive a Spouse’s benefit shall be the month in which the Participant would have attained his earliest retirement age.

(c)	The Participant’s surviving Spouse may elect to receive the Qualified Pre-Retirement Spouse’s Retirement Income in the form of Option 5 of Section 5.2.

2.9	Maximum Benefits

(a)
Notwithstanding any other provision of this Plan, the total annual amount of a Participant’s Retirement Income derived from Employer contributions under this Plan and under all other defined benefit plans of an Employer shall not exceed the Maximum Permissible Benefit pursuant to Section 415(b)(1) of the Code. Benefit increases resulting from the increase in the Defined Benefit Dollar Limitation shall be provided to all Employees participating in the Plan who have one Hour of Service on or after December 31, 2001. For purposes of determining the Maximum Permissible Benefit, the “Defined Benefit Dollar Limitation” is $160,000, as adjusted, effective January 1 of each year, under Code Section 415(d) in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. This limitation as adjusted will apply to limitation years ending with or within the calendar year for which the adjustment applies. For purposes of determining the Maximum Permissible Benefit, the “Defined Benefit Compensation Limitation” is 100% of the Participant’s average compensation for the three consecutive years of participation in the Plan in which he received the highest aggregate compensation from the Employer, adjusted as provided below. For purposes of applying the limitations of Code Section 415, compensation shall be determined in accordance with the provisions of Treasury Regulation §1.415-2(d)(2) and (3). For purposes of this Section 4.6, and applying the limitations of Code Section 415, compensation shall include any amount which is contributed or deferred by the Employer on behalf of and at the election of a Participant and which is not includible in gross income by reason of Code Section 125, 402(g)(3) or 457 or, effective January 1, 2001, Code Section 132(f)(4).

(b)
The “Maximum Permissible Benefit” is the lesser of the Defined Benefit Dollar Limitation or the Defined Benefit Compensation Limitation (both adjusted where required, as provided in (i) below and if applicable (ii) or (iii) below).

(i)
If the Participant has fewer than 10 years of participation in the Plan, the Defined Benefit Dollar Limitation shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of participation in the Plan and the denominator of which is 10. In the case of a Participant who has fewer than 10 Years of Service with the Employer, the Defined Benefit Compensation Limitation shall be multiplied by a fraction, the numerator of which is the number of Years (or part thereof) of Service with the Employer and the denominator of which is 10.

(ii)
If the benefit of a Participant begins prior to age 62, the Defined Benefit Dollar Limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the Equivalent Actuarial Value of the Defined Benefit Dollar Limitation applicable to the Participant at age 62 (adjusted under (a) above, if required). The Defined Benefit Dollar Limitation applicable at an age prior to age 62 is determined as the lesser of (A) the Equivalent Actuarial Value (at such age) of the Defined Benefit Dollar Limitation computed using the interest rate and mortality table specified in Section 1.20 of the Plan and (B) the Equivalent Actuarial Value (at such age) of the Defined Benefit Dollar Limitation computed using a 5 percent interest rate and the applicable mortality table as defined in Section 1.20 of the Plan. Any decrease in the Defined Benefit Dollar Limitation determined in accordance with this paragraph (ii) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(iii)
If the benefit begins after the Participant attains age 65, the Defined Benefit Dollar Limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is the Equivalent Actuarial Value to the Defined Benefit Dollar Limitation applicable to the Participant at age 65 (adjusted under (i) above, if required). The Equivalent Actuarial Value of the Defined Benefit Dollar Limitation applicable to an age after age 65 is determined as (A) the lesser of the Equivalent Actuarial Value (at such age) of the Defined Benefit Dollar Limitation computed using the interest rate and mortality table specified in Section 1.20 of the Plan and (B) the Equivalent Actuarial Value (at such age) of the Defined Benefit Dollar Limitation computed using a 5 percent interest rate and the applicable mortality table as defined in Section 1.20 of the Plan. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

(c)
For distributions that commenced prior to January 1, 2002, for purposes of determining whether the limitation contained in the first sentence of paragraph (a) has been satisfied, in the case of any benefit that may commence prior to a Participant’s Social Security Retirement Age but on or after the Participant’s attainment of age 62, the dollar limitation of Code Section 415(b)(1)(A) shall be reduced by 5/9 of 1% for each of the first 36 months and 5/12 of 1% for each of the next 24 months (if applicable) by which benefits commence before the month in which the Participant attains Social Security Retirement Age. Effective January 1, 2002, this paragraph (c) shall no longer apply and shall have no effect under the terms of the Plan.

(d)
For purposes of determining whether the limitation contained in the first sentence of paragraph (a) has been satisfied, any benefit that may commence in a form other than a straight life annuity, the Defined Benefit Dollar Limitation shall be adjusted (in accordance with the regulations prescribed by the Secretary) so that it is of Equivalent Actuarial Value to the limitation for a benefit payable as a straight life annuity using whichever of the following produces the lower applicable limitation: (i) the interest rate and mortality table specified in the second sentence of Section 1.20 or (ii) the interest rate and mortality table specified in the first sentence of Section 1.20 (with respect to a benefit payable in a form other than a straight life annuity) or the early retirement reduction factors described in Section 4.2(b) (with respect to a benefit commencing prior to age 62).

(e)	For purposes of this Section and Section 4.7, references to annual amounts of benefits or contributions shall be for a Limitation Year.

2.10	Limitation in Case of Dual Plans

If a Participant is also participating in one or more defined contribution plans of an Employer, the annual additions (as defined in Code Section 415(c)(2)) to such defined contribution plans shall be limited (or reduced, if applicable) so that a “combined benefit factor” in excess of 1.0 shall not result, pursuant to Code Section 415(e). The provisions of this Section 4.7 will cease to apply on and after any Limitation Year beginning after December 31, 1999.

2.11	Transfers and Employment

(a)
If an Employee becomes employed by the Employer in any capacity other than as an Eligible Employee, he shall retain any Credited Service he has under this Plan and future Service with the Employer shall count as Years of Vesting Service under the Plan. Upon his later retirement or termination of employment with the Employer, any benefits to which he is entitled under the Plan shall be determined under the Plan provisions in effect on the date he ceases to be an Eligible Employee and only on. the basis of his Credited Service accrued while he was an Eligible Employee.

(b)
Subject to the Break in Service provisions of Article III, if a person who is originally employed by the Employer in any capacity other than as an Eligible Employee becomes an Eligible Employee, his period of Service with the Employer before becoming an Eligible Employee shall count as Vesting Service under the Plan. Upon his later retirement or termination of employment, the benefits payable under the Plan shall be computed under the Plan provisions in effect at that time and only on the basis of the Credited Service accrued while he is an Eligible Employee.

ARTICLE III
PAYMENT OF RETIREMENT INCOME

3.1	Automatic Form of Payment

(a)
If a Participant does not have a Spouse on his Annuity Starting Date, and if he has not elected an optional benefit as provided in Section 5.2, his Retirement Income shall be payable in monthly installments ending with the last monthly payment before death.

(b)
If a Participant has a Spouse on his Annuity Starting Date, and if he has not. elected an optional form of payment as provided in Section 5.2, his Retirement Income shall be a Qualified Joint and Survivor Annuity. The Qualified Joint and Survivor Annuity provides Retirement Income to the Participant for his life in an amount that is of Equivalent Actuarial Value to the Retirement Income otherwise payable pursuant to Section 5.1(a). Upon the Participant’s death on or after his Annuity Starting Date, 50 per cent of the initial amount of monthly Retirement Income payable to the Participant will be paid to, and during the life of, the surviving Spouse.

(c)
A single sum payment of Equivalent Actuarial Value shall be made in lieu of all benefits if the present value of a Participant’s Retirement Income at the time of any Separation from Service does not exceed $1,000. The single sum payment will be made as soon as practicable following the Participant’s Separation from Service. If a Participant’s vested Retirement Income is zero, a single sum payment of Equivalent Actuarial Value shall be deemed to have been paid and the entire Accrued Benefit shall be treated as a forfeiture and applied as provided in Section 6.1. If such Participant again becomes a Participant before incurring five consecutive one-year Breaks in Service, his Accrued Benefit will be restored to the amount of such Accrued Benefit on the date of the deemed distribution.

3.2	Optional Forms of Payment

Any Participant may, by written notice received by the Plan Administrator during the election period specified in Section 5.3, elect to convert the Retirement Income otherwise payable to him into an optional benefit of Equivalent Actuarial Value, as provided in one of the options named below. However, if the Beneficiary selected is not the Participant’s Spouse or if the option selected is not a joint and survivor form of benefit, the amount of the monthly benefit payable to the Beneficiary pursuant to the option shall not exceed the applicable percentage of the Retirement Income payable to the Participant during his lifetime determined under Treasury Regulation §1.401(a)(9)-6 Q&A-2.

Option 1. Retirement Income payable pursuant to Section 5.1(a), even if the Participant has a Spouse.

Option 2. A modified Retirement Income payable during the Participant’s life and after his death payable at the rate of 50 or 100 per cent of his modified Retirement Income, as the Participant elects, during the life of and to the Beneficiary named by him when he elected the option.

Option 3. A modified Retirement Income payable in monthly installments ending with the last monthly payment before death, unless the Participant has not received 120 monthly payments (the “period certain”), in which case payments shall continue to be made to his Beneficiary until all guaranteed payments have been made. If the Beneficiary also dies before the expiration of the period certain, a single sum payment of Equivalent Actuarial Value to the remaining guaranteed payments shall be paid to the estate of the last to survive of the Participant and his Beneficiary. In no event, however, shall payments under this Option 3 extend beyond the joint and last survivor expectancy of the Participant and his Beneficiary.

Option 4. Retirement Income payable in monthly installments during the Participant’s life, beginning only on an Annuity Starting Date that is prior to the first day on which the Participant would otherwise be entitled (upon proper application) to receive his old age Social Security benefit, whether or not on a reduced basis because of early commencement of such old age benefit. Retirement Income payments on or after such first day shall be adjusted to provide, insofar as practicable, that the total of such Retirement Income and the estimated primary old age Social Security benefit payable on such first day shall equal the monthly amount of Retirement Income payments prior to such first day.

Option 5. A single sum payment of Equivalent Actuarial Value provided the present value of the Participant’s Retirement Income exceeds $1,000 but does not exceed $5,000. A Participant may elect to receive such single sum payment without regard to the spousal consent requirements in Section 5.3(c).

3.3	Election of Options

(a)
The Plan Administrator, no less than 30 days and no more than 90 days prior to the Participant’s Annuity Starting Date, shall furnish each Participant a written explanation in nontechnical language of (i) the terms and conditions of the Qualified Joint and Survivor Annuity provided by Section 5.1(b), (ii) the financial effect upon the Participant’s Retirement Income if he instead elects payment under one of the optional forms described in Section 5.2, (iii) in the case of a married Participant the rights of the Participant’s Spouse to consent or not to consent to the Participant’s election of an optional form of payment and (iv) the right of the Participant to make, and to revoke, an election under Section 5.2. An election under Section 5.2 may be made at any time after that information is furnished to the Participant and before the Participant’s Annuity Starting Date; provided that the period during which the election may be made shall be the 90-day period ending on the Participant’s Annuity Starting Date. An election of an option under Section 5.2 may be revoked on a form supplied by the Plan Administrator, and a new election may be made at any time and any number of times during the applicable election period.

(b)
An election of an option under Section 5.2 shall be made by written notice received by the Plan Administrator prior to the Participant’s Annuity Starting Date. The election shall become effective on the Participant’s Annuity Starting Date. The Participant may revoke his option by written notice to the Plan Administrator prior to that date. Notwithstanding the foregoing, a Participant’s Annuity Starting Date may be before the date the election is made, provided that the Participant may revoke his option within the 7-day period beginning on the day after the Participant receives the explanation described in paragraph (a) above and that distribution. under the option does not begin until the expiration of that 7-day period. A Participant’s Annuity Starting Date may also be less than 30 days after receipt of the written explanation described in paragraph (a) above, provided that the Participant may revoke his option and distributions may not begin until the later of the Annuity Starting Date or the expiration of the 7-day period referred to in the preceding sentence.

An election of Option 2 shall be deemed to be revoked in the event the Beneficiary named under the option shall die prior to the Participant’s Annuity Starting Date and the Participant may thereafter make another election, subject to the conditions required therefor. If a Participant who has elected an option shall die prior to the effective date of his election, the option shall not become operative and the provisions of Section 4.5 shall apply. A Participant may change the Beneficiary named in his election at any time prior to the later of the Participant’s Annuity Starting Date or the date distribution under the option actually commences, or, in the case of Option 3, at any time prior to the expiration of the period certain.

(c)
If the Participant has an eligible Spouse and if the Participant desires to waive the Qualified Joint and Survivor Annuity form of Retirement Income, his eligible Spouse must consent to such waiver (within the 90-day election period) in a written instrument received by the Plan Administrator. The eligible Spouse’s consent must acknowledge the financial effect of the waiver. The waiver must either (i) designate the Beneficiary (if any) and form of Retirement Income payment or (ii) expressly permit the Participant to designate any Beneficiary and the form of payment without further consent by the eligible Spouse, and must (iii) further acknowledge that the eligible Spouse has the right to limit the consent to a specific Beneficiary and form of payment and state that any relinquishment of such right is voluntary by the eligible Spouse. The eligible Spouse’s written consent and acknowledgment must be witnessed by a Plan representative or a notary public. The Participant may revoke the election at any time and any number of times before his Retirement Income payments begin.

Notwithstanding the foregoing, spousal consent to a Participant’s designation shall not be required if:

(i)
the eligible Spouse is designated as the primary beneficiary or contingent annuitant by the Participant and the method of payment chosen for the eligible Spouse by the Participant conforms with the definition of a qualified joint and survivor annuity under the Code, or

(ii)
it is established to the satisfaction of the Plan Administrator that spousal consent cannot be obtained because there is no eligible Spouse, because the eligible Spouse cannot be located or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the Treasury.

3.4	Required Commencement Dates

(a)
Unless a Participant otherwise elects, the payment of benefits under the Plan to the Participant will begin not later than the 60th day after the close of the Plan Year in which the later of the following events occurs:

(i)	The Participant attains his Normal Retirement Age, or

(ii)	The Participant’s Separation from Service with the Employer.

(b)
Notwithstanding any provision herein to the contrary, a Participant’s benefit payments shall commence not later than the April 1 of the calendar year following the later of the calendar year in which he attains age 70½ or in which his Separation from Service occurs, except that benefit payments to a Participant who is a Five Percent Owner, as defined in Section 9.7(b), shall commence not later than the April 1 of the calendar year following the calendar year in which he attains age 70½. In the case of a Participant other than a Five Percent Owner who has a Separation from Service in a calendar year after the calendar year in which he attains age 70-1/2, his Accrued Benefit shall be actuarially increased to take into account the period after age 70-1/2 in which the Participant was not receiving any benefits under the Plan, to the extent required under Code Section 401(a)(9)(C)(iii).

Distributions to a Participant must be made over the life of the Participant (or the lives of the Participant and his Spouse or Beneficiary) or over a period not exceeding the life expectancy of the Participant (or the life expectancies of the Participant and his Spouse or Beneficiary).

Distributions will be made in accordance with Section 401(a)(9) of the Code and the proposed regulations issued thereunder including Section 1.401(a)(9)-2 of such regulations, and the provisions reflecting Code Section 401(a)(9) shall override any distribution options in the Plan inconsistent with Section 401(a)(9).

3.5	Direct Rollovers

(a)	In General

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 5.5, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)	Eligible Rollover Distribution

An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (no less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years of more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income.

(c)	Eligible Retirement Plan

An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, a qualified trust described in Section 401(a) of the Code, or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from the Plan, that accepts the Distributee’s Eligible Rollover Distribution.

(d)	Distributee

A Distributee includes an Employee or former employee. In addition, the Employee’s or former employee’s surviving Spouse and the Employee’s or former employee’s Spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former spouse.

(e)	Direct Rollover

A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

ARTICLE IV
CONTRIBUTIONS

4.1	Employer’s Contributions

It is the intention of the Employer to continue the Plan and make the contributions that are necessary to maintain the Plan on a sound actuarial basis and to meet the minimum funding standards prescribed by law. However, should the Board of Directors terminate the Plan in accordance with the provisions of Article X, the Employer shall discontinue its contributions. Any forfeitures shall be used to reduce the Employer’s contributions otherwise payable.

4.2	Return of Contributions

(a)
If all or part of the Employer’s contributions hereunder are conditioned upon their deductibility under Section 404 of the Code and the deduction for all or any part of such contributions to the Plan is disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest, but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the date of the disallowance of deduction. All Employer contributions to the Plan are conditioned upon their deductibility.

(b)
If an Employer contribution is made due to a mistake in fact, the Employer may require the Trustee to return the contribution, without interest but reduced by any investment loss allocable to the contribution. The return shall be made as soon as practicable within one year after the date the contribution was made.

(c)
If an Employer contribution hereunder is conditioned on initial qualification of the Plan under Section 401(a) of the Code and if the Plan receives an adverse determination letter with respect to its initial qualification, such contribution shall be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for determination is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe. All Employer contributions hereunder are conditioned upon the initial qualification of the Plan.

ARTICLE V
ADMINISTRATION OF PLAN

5.1	Records and Notices

The Plan Administrator shall keep a record of all its proceedings and acts with respect to its administration of the Plan and shall maintain all such books of accounts, records and other data as may be necessary for the proper administration of the Plan. The Plan Administrator shall notify the Trustees of any action taken by the Plan Administrator affecting the Trustees and its obligations or rights regarding the Plan and, when required, shall notify any other interested person or persons.

5.2	Powers and Duties

The Plan Administrator shall have the responsibility for the general administration of the Plan and for carrying out the provisions of the Plan. The Plan Administrator shall administer the Plan in accordance with its terms and shall discharge its duties with care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Plan Administrator shall have such powers as may be necessary to discharge its duties in managing and controlling the operations and administration of the Plan. The Plan Administrator shall have full and complete authority and control with respect to the operations and administration of the Plan unless the Plan Administrator allocates and delegates such authority or control pursuant to the procedures stated in Section 7.2(b) or (c). The Plan Administrator shall have discretionary authority to construe the terms of the Plan and determine eligibility for benefits (including but not limited to determination of an individual’s eligibility for Plan participation, the right to and amount of any benefit payable under the Plan, and the date on which an individual ceases to be a Participant), and decide disputed claims in accordance with its interpretation of the terms of the Plan. Decisions of the Plan Administrator shall be subject to court review only to determine whether such decisions of the Plan Administrator are an abuse of the Plan Administrator’s discretion hereunder. The Plan Administrator shall have no authority or control with respect to the assets of the Plan other than as specifically provided herein and shall not receive any compensation from the Plan for his services as such. The powers of the Plan Administrator shall include, but shall not be limited to, the following:

(a)
To employ such accountants, counsel or other persons as it deems necessary or desirable in connection with the administration of the Plan and to employ one or more persons to render advice with regard to any administrative responsibility pursuant to the Plan. The Trust Fund shall bear the costs of such services and other administrative expenses unless paid by the Employer.

(b)
To designate in writing persons who are to perform any of its powers and duties hereunder including, but not limited to, fiduciary responsibilities (other than any responsibility to manage or control the assets of the Plan) pursuant to the Plan.

(c)
To allocate in writing any of its powers and duties hereunder, including but not limited to fiduciary responsibilities (other than any responsibility to manage or control the assets of the Plan) among those persons who have been designated to perform fiduciary responsibilities pursuant to the Plan.

(d)	To construe and interpret the Plan.

(e)
Subject to Section 7.4, to resolve all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, questions as to the eligibility or the right of any person to a benefit.

(f)	To adopt such by-laws, rules, regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.

(g)	To receive from Participants such information as shall be necessary for the proper administration of the Plan.

(h)	To furnish, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate.

(i)	To receive from the Trustees and review reports of the financial condition and receipts and disbursements of the Trust Fund.

(j)
To prescribe procedures to be followed by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Plan Administrator may reasonably deem necessary, desirable or convenient to support an application for such distribution.

(k)	To issue directions to the Trustees and thereby bind the Trustees concerning all benefits to be paid pursuant to the Plan.

(l)	To apply consistently and uniformly the rules, regulations and determinations to all Participants and Beneficiaries in similar circumstances.

5.3	Actuary

As an aid to the Plan Administrator in adopting tables and in fixing the rate of contributions payable to the Plan, the actuary designated by the Board of Directors shall make annual actuarial valuations of the contingent assets and liabilities of the Plan and shall certify to the Plan Administrator the tables and rates of contribution that he would recommend for use by the Plan.

5.4	Claims Procedure

A Participant or Beneficiary who believes he is entitled to payments other than those awarded by the Plan Administrator may file a claim in writing with the Plan Administrator stating the nature of his claim, the facts supporting his claim, the amount claimed and his name and current address. The Plan Administrator shall investigate, consider and render a written decision regarding any claim filed pursuant to this Section 7.4. If the Plan Administrator denies such claim, it shall render a written decision within 90 days of receipt of the claim describing the reasons for denial, specifically referring to pertinent Plan provisions, informing the claimant that he or his duly authorized representative may review pertinent documents and may submit issues and comments in writing and advising the claimant of the procedure for appealing such denial.

Within 60 days after notice that a claim is denied, the claimant may file a written appeal to the Plan Administrator, including any comments, statements or documents he may wish to provide. The Plan Administrator shall, within a reasonable time after the submission of a written appeal by a claimant, entertain any oral presentation the claimant or his duly authorized representative wishes to make. Within 60 days (120 days if special circumstances require an extension of time for processing) after the later of the submission of the written appeal or the oral presentation by the claimant or his personal representative, the Plan Administrator shall render a determination on the appeal of the claim in a written statement including the reasons therefor. The determination so rendered by the Plan Administrator shall be binding upon all parties.

ARTICLE VI
MANAGEMENT OF FUNDS

6.1	Trustee

The Company, by resolution of the Board of Directors, shall appoint one or more Trustees to receive and hold in trust all contributions paid into the Trust Fund. Such Trustee or Trustees shall serve at the pleasure of the Board of Directors and shall have such rights, powers and duties as the Board of Directors shall from time to time determine. The Employers shall have no liability for the payment of benefits under the Plan or for the administration of the funds paid over to the Trustee.

6.2	Exclusive Benefit Rule

Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan before the satisfaction of all liabilities with respect to them. No person shall have any interest in or right to any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

6.3	Investment Managers

Any Investment Manager, as defined in Section 3(38) of ERISA, may be appointed by the Company to manage (including the power to acquire and dispose of) all or any part of the Trust Fund. In the event of any such appointment, the Company shall establish the portion of the assets of the Trust that shall be subject to the management of the Investment Manager and shall so notify the Trustee in writing. With respect to such assets over which an Investment Manager has investment responsibility, the Investment Manager shall possess all of the investment powers and responsibilities granted to the Trustee under the Trust Agreement, and the Trustee shall invest and reinvest such assets pursuant to the written directions of the Investment Manager. If the Company so directs, an Investment Manager shall have the power to acquire and dispose of assets in the name of the Trust Fund.

ARTICLE VII
TOP-HEAVY PROVISIONS

7.1	When Applicable

If this Plan is determined to be “Top-Heavy”, as defined in Section 9.5, for any Plan Year, the provisions of this Article shall supersede any conflicting provisions in the Plan.

7.2	Minimum Accrual

For each Plan Year that this Plan is Top-Heavy, each Participant who is not a Key Employee must accrue a nonintegrated benefit that, when expressed as an annual benefit payable as a single life annuity commencing at Normal Retirement Age, is not less than two percent of the Participant’s Average Earnings multiplied by his years of Credited Service. Average Earnings are averaged over the five consecutive years (disregarding years during which the Plan is not Top-Heavy) for which the Participant had the highest Earnings. However, a Participant’s minimum benefit is not required to exceed 20 percent of his Average Earnings. This minimum accrual shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an accrual or would have received a lesser accrual for the year because of (i) the Participant’s failure to be employed on a specified date such as the last day of the Plan Year, (ii) the Participant’s failure to make mandatory contributions, if any, to the Plan, or (iii) the Participant’s Earnings being less than a stated amount. To the extent that the Participant does not receive the minimum accrual under this Plan but is covered under the EG&G Technical Services, Inc. Savings Plan, the requirements of this Section shall be satisfied if the minimum benefit or minimum allocation requirements applicable to Top-Heavy plans are met in the EG&G Technical Services, Inc. Savings Plan. For purposes of determining Credited Service with the Employer under this Section 9.2, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee.

7.3	Vesting Rules

For any Plan Year in which this Plan is Top-Heavy, the minimum vesting schedule as described in Section 9.4 will automatically apply to the Plan in lieu of the schedule provided in Article IV. The minimum vesting schedule applies to all accrued benefits within the meaning of Code Section 411(a)(7) (except those attributable to Participant contributions, if any), including benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan’s status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the Accrued Benefit of any Employee who does not complete any Vesting Service regarding any period after the Plan has initially become Top-Heavy and such Employee’s Accrued Benefit will be determined without regard to this Section.

7.4	Vesting Schedule

In the event the minimum vesting schedule shall apply, the nonforfeitable interest of each Participant in his Accrued Benefit attributable to Employer contributions shall be determined on the basis of the following:

NUMBER OF YEARS OF SERVICE	VESTED INTEREST
Less than 2 Years	0%
2 Years but less than 3	20%
3 Years but less than 4	40%
4 Years but less than 5	60%
5 Years or more	100%

7.5	Top-Heavy Determination

A Top-Heavy Plan is a Plan in which, as of the Valuation Date, the ratio of the present value of the accrued benefits for Key Employees to the present value of the accrued benefits for all Employees exceeds 60 percent. For purposes of determining the present value of the accrued benefit of any Employee or the amount of an account of any Employee, distributions made with respect to such Employee under the Plan (and any plan aggregated with the Plan under Section 416(g)(2) of the Code) during the one-year period ending on the Determination Date must be included. The preceding sentence shall apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting five-year period for one-year period. The accrued benefits and accounts of an individual who has not performed services for the Employer during the one-year period ending on the Determination Date shall not be taken into account.

The Determination Date is the last day of the preceding Plan Year. The Valuation Date is the day during the Plan Year in which the Determination Date occurs that is used in computing Plan costs for minimum funding.

Present value shall be based on the interest rate and mortality table described in the second sentence of Section 1.20. If this Plan is required to be or is permissively aggregated with any other plan or plans as provided in Section 9.6, the same mortality and interest assumptions shall apply to all plans that are aggregated.

The present value of accrued benefits of any Employee other than a Key Employee under any defined benefit plan used in testing whether the Plan is Top-Heavy shall be determined as if such benefits accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C) unless the same accrual method uniformly applies for all defined benefit plans maintained by the Employer.

7.6	Aggregation Groups

The required aggregation group consists of each plan of the Employer in which a Key Employee is a participant and each other plan of the Employer that enables any plan of such Employer to meet the qualification requirements of Code Section 401(a)(4) and the minimum participation standards of Code Section 410. The Employer may permit any plan not required to be included in an aggregation group as being part of such group if such group would continue to meet the Code Section requirements previously set forth.

Each plan of the Employer required to be included in an aggregation group shall be treated as a Top-Heavy plan if such group is a Top-Heavy group. A required aggregation group will be considered a Top-Heavy group if the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and the aggregate of the account balances of Key Employees under all defined contribution plans included in such groups increased by the aggregate distributions made in the five-year period ending on the Determination Date exceeds 60 percent of a similar sum determined for all Employees.

7.7	Key Employee Defined

(a)
A Key Employee is any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was (i) an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), (ii) a Five Percent Owner of the Employer or (iii) is a One Percent Owner and has annual compensation from the Employer of more than $150,000.

For purposes of determining if an officer is a Key Employee, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(l)(1) of the Code and the applicable regulations and other guidance of general applicability thereunder.

(b)
A Five Percent Owner is any Employee who owns more than five percent of the outstanding stock of the corporation or stock possessing more than five percent of the total combined voting power of all stock of the corporation.

(c)
A One Percent Owner is any Employee who owns more than one percent of the outstanding stock of the corporation or stock possessing more than one percent of the total combined voting power of all stock of the corporation.

ARTICLE VIII
RETIREE HEALTH PLAN ACCOUNT

8.1	Establishment of Retiree Health Plan

(a)
There is created, established and maintained under this Plan a separate account known as the Retiree Health Plan Account. The Trustee and Plan Administrator agree to hold and administer the Retiree Health Plan Account, and to receive contributions hereto, for the purpose of providing for the payment of certain medical expenses, pursuant to Section 401(h) of the Code, for Covered Retirees and their Covered Dependents (as such terms are defined below). The separate account shall be for record keeping purposes only. Funds contributed to the Retiree Health Plan Account may be invested without identification of which investments are allocable to the Retiree Health Plan Account.

(b)
(i)No part of the income or corpus of the Retiree Health Plan Account shall be (either within the taxable year of contribution or thereafter) used for, or diverted to, any purpose (including the provision of any retirement benefits provided under the Plan) other than the provision of Medical Benefits, at any time prior to the satisfaction of all liabilities under this Plan with regard to the payment of Medical Benefits in accordance with this Article X. Notwithstanding the above, the payment of any necessary or appropriate expenses attributable to the administration of the Retiree Health Plan Account may be made from the income or corpus of such account.

(ii)
Notwithstanding any other termination provisions herein, any amounts in the Retiree Health Plan Account which remain in such account following satisfaction of all liabilities for the payment of Medical Benefits arising under this Article X shall be returned to the Employer.

(c)	Notwithstanding the foregoing, no Medical Benefits shall be payable to any person who is, or ever has been, a Key Employee, as defined in Section 9.7, or his Covered Dependents.

8.2	Definitions

For purposes of this Article X, the following terms shall have the meaning set forth below unless otherwise clearly required by the context:

(a)
“Covered Dependent” shall mean a Covered Retiree’s dependent who meets the conditions for coverage under the EG&G Technical Services, Inc. Retiree Health Plan. In no event will the term Covered Dependent include any person who is an eligible Covered Retiree himself or any person who is employed full-time with the Employer. If both parents of any Covered Dependent child are eligible Covered Retirees, then the Covered Dependent child shall be considered as a Covered Dependent of only one of the Covered Retirees.

(b)
“Covered Retiree” shall mean a Retired Participant who has completed at least ten (10) Years of Vesting Service on his Normal Retirement Date or date of eligibility for early retirement. In no event shall a Covered Retiree include a person not covered under the EG&G Technical Services, Inc. Retiree Health Plan, or a person who is or ever was a Key Employee.

(c)
“Medical Benefits” shall mean, with respect to a Covered Retiree, a percentage of the Per Capita Retiree Health Cost, such percentage being equal to $3,400 (as indexed from time to time) divided by the Per Capita Retiree Health Cost, but in no event in excess of 100% of such cost.

(d)
“Per Capita Retiree Health Cost” for any year means the total annual Employer cost of claims under the EG&G Technical Services, Inc. Retiree Health Plan, divided by the number of retired employees covered under that plan at any time during that year.

(e)
“EG&G Technical Services, Inc. Retiree Health Plan” shall mean the EG&G Technical Services, Inc. health plan, as it relates to retired persons, as it shall be amended from time to time, and the provisions of such Plan shall be incorporated by reference herein.

(f)
“Retired Participant” means an individual who was an active Participant under this Plan until his retirement date and who retires from employment with the Employer and is thereupon immediately eligible to receive retirement benefits hereunder.

8.3	Election to Continue Coverage

In the event a Covered Dependent loses coverage as a result of the death or divorce of a Covered Retiree, such Covered Dependent shall have coverage continuation rights as shall be provided under the EG&G Technical Services, Inc. Retiree Health Plan, and the provisions of such continuation coverage shall be incorporated by reference with respect to benefits under the EG&G Technical Services, Inc. Retiree Health Plan Account created hereunder. Because such continuation coverage shall be provided under the EG&G Technical Services, Inc. Retiree Health Plan at the Covered Dependent’s expense, no further benefits will be paid from the Retiree Health Plan Account with respect to such Covered Dependents.

8.4	Funding Method and Policy

All contributions to fund benefits provided under this Section shall be made by the Employer, except those relating to continuation coverage described in Section 10.3. Subject to the restrictions of this Section, the Employer shall contribute to the Retiree Health Plan Account annually an amount that is reasonably estimated to cover the total cost of the benefits to be provided hereunder and that satisfies the general requirements applicable to deductions allowable under Code Section 404 (as set forth in Treasury Regulations Section 1.404(a)-3(f)). The total cost of providing Medical Benefits shall be determined in accordance with any generally accepted actuarial method that is reasonable in view of the provisions and coverage of the Plan, the funding medium, and other applicable considerations.

8.5	Subordination to Retirement Benefits

It is intended that the Medical Benefits provided under this Article X be subordinate at all times to the retirement benefits provided under the Plan. Therefore, the aggregate of contributions to the Retiree Health Plan Account shall at no time exceed 25 percent of the aggregate of contributions for all purposes of this Plan, other than contributions to fund past service credits. For this purpose contributions to this plan for benefits other than Medical Benefits shall not be deemed to be less than the cost of such benefits determined under the projected unit credit method (other than the cost of past service credits).

8.6	Benefits Provision

The benefits payable pursuant to this Section shall be limited to the payment of Medical Benefits for Covered Retirees and their Covered Dependents. The Medical Benefits provided under this Section and the Employer contributions to fund said Benefits shall not discriminate in favor of the highly compensated employees of the Employer within the meaning of Code Section 414(q).

8.7	Coordination with EG&G Technical Services, Inc. Retiree Health Plan

Benefits under this plan shall be provided by reimbursing annually the Employer or other paying agent under the EG&G Technical Services, Inc. Retiree Health Plan for the percentage of the Per Capita Retiree Health Cost for each Covered Retiree.

8.8	Reservation of the Right to Terminate Benefits

The Employer reserves the right to amend or terminate the Medical Benefits provided hereunder or the EG&G Technical Services, Inc. Retiree Health Plan at any time. In such event assets in the Medical Benefit Account shall be used to provide the Medical Benefits provided hereunder, both to Covered Retirees and those Participants who at the date of termination subsequently become Covered Retirees, but only to the extent assets remain in such account. After the satisfaction of all such liabilities, any assets remaining shall revert to the Employer.

8.9	Disallowance of Deduction

Notwithstanding anything to the contrary contained herein, the provisions of Section 6.2(a) and (c) shall apply with respect to all contributions made to the Retiree Health Plan Account.

ARTICLE IX
AMENDMENT, MERGER AND TERMINATION

9.1	Amendment of Plan

The Board of Directors reserves the right at any time and from time to time, and, to the extent permitted by the Code or Treasury Regulations, retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan before the satisfaction of all liabilities with respect to them. No amendment shall be made that has the effect of decreasing the Accrued Benefit of any Participant or of reducing the nonforfeitable percentage of the Accrued Benefit of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective. For purposes of the preceding sentence, an amendment that has the effect of (i) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (ii) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing Accrued Benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. If the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable percentage, each Participant with at least three Years of Vesting Service may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed without regard to such amendment.

9.2	Merger or Consolidation

The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

9.3	Additional Participating Employers

(a)
If any company is or becomes a subsidiary of or associated with the Company, the Board of Directors may include the employees of that subsidiary or associated company in the participation of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of an Employer as the result of merger or consolidation or acquisition of all or part of the assets or business of another company or for purposes of a specific assignment at a specific location, the Board of Directors shall determine to what extent, if any, previous service with the subsidiary, associated or other company or at the specific location shall be recognized under the Plan, but subject to the continued qualification and tax-exempt status of the Plan and trust, respectively, under the Code.

(b)
Any Employer may terminate its participation in and withdraw from the Plan upon appropriate action by its board of directors, in which event the funds of the Plan held on account of Participants in the employ of that Employer shall be determined by the Plan Administrator and shall be applied as provided in Section 11.4 if the Plan should be terminated, or shall be segregated by the Trustee as a separate trust, pursuant to certification to the Trustee by the Plan Administrator, continuing the Plan as a separate plan for the employees of that Employer under which the board of directors of that Employer shall succeed to all the powers and duties of the Board of Directors, including the appointment of a plan administrator. Except as required by applicable law, the withdrawal of an Employer from the Plan shall not constitute a partial or complete termination of the Plan as thereafter in effect with respect to any other Employer.

9.4	Termination of Plan

The Employer intends to continue the Plan indefinitely. However, the Board of Directors may terminate the Plan for any reason at any time. In case of termination of the Plan, the rights of Participants to the benefits accrued under the Plan to the date of the termination, to the extent then funded or guaranteed by the Pension Benefit Guaranty Corporation, if greater, shall be nonforfeitable. The funds of the Plan shall be used for the exclusive benefit of persons entitled to benefits under the Plan as of the date of termination, except as provided in Section 6.2. However, any funds not required to satisfy all liabilities of the Plan for benefits because of erroneous actuarial computation shall be returned to the Employer. The Plan Administrator shall determine on the basis of actuarial valuation the share of the funds of the Plan allocable to each person entitled to benefits under the Plan in accordance with Section 4044 of ERISA or corresponding provision of any applicable law in effect at the time. In the event of a partial termination of the Plan, the provisions of this Section shall be applicable to the Participants affected by that partial termination.

ARTICLE X
MISCELLANEOUS PROVISIONS

10.1	Limitation of Liability

Neither the Company, any Employer, the Plan Administrator, nor any of their respective directors, officers and employees, shall incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct or gross negligence in relation to the Plan or the Trust Fund.

10.2	Indemnification

The Employer indemnifies and saves harmless the Plan Administrator from and against any and all loss resulting from liability to which the Plan Administrator may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in the Plan Administrator’s official capacity in the administration of this Plan, the Trust Fund or both, including all expenses reasonably incurred in the Plan Administrator’s defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 12.2 do not relieve the Plan Administrator from any liability under ERISA for breach of a fiduciary duty. Furthermore, the Plan Administrator and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 12.2, provided the letter agreement must be consistent with and does not violate ERISA. The indemnification provisions of this Section 12.2 extend to the Trustee solely to the extent provided by a letter agreement executed by the Trustee and the Employer.

10.3	Compliance with ERISA

Anything herein to the contrary notwithstanding, nothing above or any other provision contained elsewhere in the Plan shall relieve a fiduciary or other person of any responsibility or liability for any responsibility, obligation or duty imposed upon him pursuant to Title I, Part 4 of ERISA. Furthermore, anything in this Plan to the contrary notwithstanding, if any provision of this Plan is voided by ERISA Sections 410 and 411, such provision shall be of no force and effect only to the extent that it is voided by such Section.

10.4	Nonalienation of Benefits

Except with respect to any indebtedness owing to the Trust Fund created hereunder or payments required pursuant to a “Qualified Domestic Relations Order,” as defined by the Code, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payment for the support of a spouse or former spouse, or any relative of a Participant prior to actually being received by the person entitled to the benefit pursuant to the terms of the Plan. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to amounts payable hereunder shall be void. Furthermore, no benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit. If the terms of this Section 12.4 are contrary to the law governing in a particular circumstance, then, only as to that circumstance, or any such payment shall be exempt to the maximum extent permitted by such law.

10.5	Employment Not Guaranteed By Plan

Neither the establishment of the Plan nor its amendment nor the granting of a benefit pursuant to the Plan shall be construed as giving any Participant the right to continue as an employee of an Employer, as limiting the rights of such Employer to dismiss or impose penalties upon the Participant or as modifying in any other way the terms of employment of any Participant.

10.6	Form of Communication

Any election, application, claim, notice or other communication required or permitted to be made by or to a Participant, the Plan Administrator, the Company, or an Employer in writing shall be made in such form as the Plan Administrator, the Company or the Employer, as the case may be, shall prescribe. Such communication shall be effective upon mailing if sent first class, postage prepaid and addressed to the addressee at its principal office, or to the Participant at his last known address, or upon personal delivery, if delivered to an officer of the addressee or to the Participant, as the case may be.

10.7	Facility of Payment

In the event that the Participant entitled to receive payments hereunder is unable to care for his affairs because of illness, accident or disability, and a duly qualified guardian or legal representative is appointed for such Participant, the Plan Administrator shall direct the Trustees to pay any amount to which the Participant is entitled to such duly. qualified guardian or legal representative upon claim of such guardian or legal representative. If a duly qualified guardian or legal representative is not appointed for such Participant, the Plan Administrator shall direct the Trustees to pay any amount to which the Participant is entitled to such person’s Spouse, child, grandchild, parent, brother or sister or to a person deemed by the Plan Administrator to have incurred expense for such person entitled to payment. Any payment made pursuant to this Section 12.7 in good faith shall be a payment for the account of the Participant and shall be a complete discharge from any liability of the Trust Fund or the Trustees therefor.

10.8	Service in More Than One Fiduciary Capacity

Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan, the Trust Fund or both.

10.9	Binding Effect of Company’s Actions

Each Employer shall be bound by any all decisions and actions taken by the Company hereunder.

10.10	Governing Law

Except to the extent inconsistent with and preempted by ERISA or other applicable Federal law, the Plan and all matters arising thereunder shall be governed by the laws of the State of Maryland.

IN WITNESS WHEREOF, and as evidence of the adoption of the Plan, the undersigned officer has authorized the Plan.

EG&G TECHNICAL SERVICES, INC.

By: H. Thomas Hicks

APPENDIX A

ADJUSTMENTS FOR PARTICIPANTS DESCRIBED IN SECTION 4.1(c)

SSN	Name	Monthly Accrued Benefit Under the Mound Plans	Offset Attributable to Mound Plan Service	Net Adjustment to Plan Accrued Benefit
	Cynthia L. Lee	$1,458.57	$857.03	$601.54